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CYTOKINETICS ANNOUNCES SELECTION OF DEVELOPMENT COMPOUND
THAT ACTIVATES THE SKELETAL SARCOMERE

Fifth Development Compound Arising from Research Activities Focused to Cytoskeletal Pharmacology

South San Francisco, CA, April 17, 2008 – Cytokinetics, Incorporated (Nasdaq: CYTK) announced today the selection of a development compound that is directed towards a molecular target in the skeletal sarcomere. This compound is a highly specific small molecule activator of the troponin complex, increasing its sensitivity to calcium, and subsequently leading to an increase in skeletal muscle contractility. This mechanism of action has demonstrated encouraging pharmacological activity in non-clinical models that may relate to potential treatment of diseases associated with aging and neuromuscular wasting. The potential drug candidate is the fifth development compound to emerge from the company’s research activities which have focused on discovering novel therapeutics directed towards cytoskeletal biology.

“We are pleased to announce the advancement of this additional development compound which has arisen from Cytokinetics’ research activities,” stated David J. Morgans, Jr., Ph.D., Cytokinetics’ Executive Vice President, Drug Discovery and Development. “An activator of the skeletal sarcomere, in this case a troponin-based activator, has the potential to define a new mechanistic approach to address serious diseases associated with skeletal muscle deficits. In the contexts of aging, muscle wasting syndromes and various neuromuscular diseases, treatment options are quite limited and unmet clinical needs are significant.”

Skeletal muscle contractility is driven by the sarcomere, the fundamental unit of skeletal muscle contraction. It is a highly ordered cytoskeletal structure composed of skeletal muscle myosin, the cytoskeletal motor that is directly responsible for converting chemical energy into the mechanical force, actin, and a set of regulatory proteins, troponins and tropomyosin, which make the actin-myosin interaction dependent on changes in intracellular calcium levels. Cytokinetics’ skeletal muscle contractility program is focused to the discovery and development of small molecule skeletal sarcomere activators and leverages Cytokinetics’ expertise developed in its ongoing discovery and development of cardiac sarcomere activators, including the cardiac myosin activator, CK-1827452, now in Phase II clinical development as a potential treatment for heart failure. Skeletal sarcomere activators have demonstrated pharmacological activity that may lead to new therapeutic options for diseases associated with aging and neuromuscular wasting. The clinical effects of muscle wasting, fatigue and loss of mobility can range from decreased quality of life to, in some instances, life-threatening complications. By directly improving skeletal muscle function, a small molecule activator of the skeletal sarcomere may potentially enhance physical performance and quality of life in aging patients.

“The advancement of this program underscores the tractability, continued innovation and promise of emerging cytoskeletal pharmacology,” stated Robert I. Blum, Cytokinetics’ President and CEO. “Adding another potential drug candidate to our portfolio of development compounds validates our continuing investments in research and may provide additional growth opportunities for the company.”

About Cytokinetics

Cytokinetics is a biopharmaceutical company focused on the discovery, development and commercialization of novel small molecule drugs that may address areas of significant unmet clinical needs. Cytokinetics’ development efforts are primarily directed to advancing multiple drug candidates through clinical trials with the objective of determining the intended pharmacodynamic effect or effects in two principal diseases: heart failure and cancer. Cytokinetics’ cardiovascular disease program is focused to cardiac myosin, a motor protein essential to cardiac muscle contraction. Cytokinetics’ lead compound from this program, CK-1827452, a novel small molecule cardiac myosin activator, entered Phase II clinical trials for the treatment of heart failure in 2007. Under a strategic alliance established in 2006, Cytokinetics and Amgen Inc. are performing joint research focused on identifying and characterizing activators of cardiac myosin as back-up and follow-on potential drug candidates to CK-1827452. Amgen has obtained an option for an exclusive license to develop and commercialize CK-1827452, subject to Cytokinetics’ development and commercial participation rights. Cytokinetics’ cancer program is focused on mitotic kinesins, a family of motor proteins essential to cell division. Under a strategic alliance established in 2001, Cytokinetics and GlaxoSmithKline (GSK) are conducting research and development activities focused on the potential treatment of cancer. Cytokinetics is developing two novel drug candidates that have arisen from this program, ispinesib and SB-743921, each a novel inhibitor of kinesin spindle protein (KSP), a mitotic kinesin. Cytokinetics believes that ispinesib has demonstrated clinical activity in Phase II monotherapy clinical trials in breast cancer, ovarian cancer and non-small cell lung cancer and recently initiated an additional Phase I/II clinical trial of ispinesib as monotherapy as a first-line treatment in chemotherapy-naïve patients with locally advanced or metastatic breast cancer on a more dose-dense schedule than previously studied. Cytokinetics is also conducting a Phase I/II trial of SB-743921 on a similar more dose-dense schedule in non-Hodgkin and Hodgkin lymphomas. GSK has obtained an option for the joint development and commercialization of ispinesib and SB-743921. Cytokinetics and GSK are conducting collaborative research activities directed to the mitotic kinesin centromere-associated protein E (CENP-E). GSK-923295, a CENP-E inhibitor, is being developed under the strategic alliance by GSK, subject to Cytokinetics’ option to co-fund certain later-stage development activities and to co-promote any resulting approved drug in North America. GSK began a Phase I clinical trial with GSK-923295 in 2007. In April 2008, Cytokinetics announced the selection of a potential drug candidate directed towards skeletal muscle contractility which may be developed as a potential treatment for diseases associated with neuromuscular wasting. All of these drug candidates have arisen from Cytokinetics’ research activities and are directed towards the cytoskeleton. The cytoskeleton is a complex biological infrastructure that plays a fundamental role within every human cell. Cytokinetics’ focus on the cytoskeleton enables it to develop novel and potentially safer and more effective classes of drugs directed at treatments for cancer and cardiovascular disease. Additional information about Cytokinetics can be obtained at www.cytokinetics.com.

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include, but are not limited to, statements relating to the potential benefits of Cytokinetics’ drug candidates and potential drug candidates, including the potential utility and therapeutic role of skeletal sarcomere activators, potential growth opportunities provided by the addition of new development compounds to Cytokinetics’ portfolio, and the enabling capabilities of Cytokinetics’ cytoskeletal focus. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to, potential difficulties or delays in the development, testing, regulatory approval, production and marketing of Cytokinetics’ drug candidates that could slow or prevent clinical development, product approval or market acceptance, including risks that current and past results of clinical trials or preclinical studies may not be indicative of future clinical trials results, patient enrollment for clinical trials may be difficult or delayed, Cytokinetics’ drug candidates may have unexpected adverse side effects or inadequate therapeutic efficacy, the U.S. Food and Drug Administration or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials, and Cytokinetics may be unable to obtain and maintain patent or trade secret protection for its intellectual property; potential decisions by GSK to postpone or discontinue development efforts for GSK-923295; Cytokinetics may incur unanticipated research and development and other costs or be unable to obtain additional financing if necessary; standards of care may change or others may introduce products or alternative therapies for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates currently or potentially target; and risks and uncertainties relating to the timing and receipt of funds under Cytokinetics’ collaborations. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission.

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